Exhibit 10.1

EXECUTION VERSION

FISCAL AGENCY AGREEMENT

DATED August 24, 2022

Benchmark Insurance Company, as Issuer

Up to $50,000,000

6.75% Surplus Notes due 2042

CONTENTS

Section		Page
1.	INTERPRETATION	1
2.	DEFINITIONS	1
3.	APPOINTMENT OF AGENTS	4
4.	AUTHENTICATION AND DELIVERY OF NOTES	4
5.	[RESERVED]	5
6.	PAYMENT TO THE PAYING AGENT	5
7.	[RESERVED]	7
8.	[RESERVED]	7
9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION	7
10.	DUTIES OF THE REGISTRAR	8
11.	DUTIES OF THE TRANSFER AGENTS	10
12.	REGULATIONS FOR TRANSFER OF NOTES	10
13.	DUTIES OF THE FISCAL AGENT IN CONNECTION WITH OPTIONAL REDEMPTION	11
14.	PUBLICATION OF NOTICES	11
15.	CANCELLATION OF NOTES	11
16.	[RESERVED]	12
17.	RECORDS AND CERTIFICATES	12
18.	COPIES OF THIS AGREEMENT AVAILABLE FOR INSPECTION	12
19.	COMPENSATION, FEES AND EXPENSES OF THE AGENTS	12
20.	INDEMNITY	12
21.	[RESERVED]	13
22.	CONDITIONS OF APPOINTMENT	13
23.	COMMUNICATION WITH AGENTS	16
24.	TERMINATION OF APPOINTMENT	16
25.	MEETINGS OF NOTEHOLDERS	18
26.	NOTICES	18
27.	TAXES AND STAMP DUTIES	20
28.	COUNTERPARTS	20
29.	DESCRIPTIVE HEADINGS	20
30.	GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL	20
31.	AMENDMENTS	21
32.	[RESERVED]	22
33.	[RESERVED]	22
34.	OFAC SANCTIONS	22
SCHEDULE 1 FORM OF THE GLOBAL REGISTERED NOTE		24
SCHEDULE 2 FORM OF DEFINITIVE REGISTERED NOTE		18
SCHEDULE 3 PROVISIONS FOR MEETINGS OF HOLDERS OF THE NOTES		20
SCHEDULE 4 REGISTRATION AND TRANSFER OF NOTES		27

i

THIS AGREEMENT (together with the Schedules hereto and as amended or supplemented from time to time (this Agreement) is dated August 24, 2022 and made

BETWEEN:

(1)	Benchmark Insurance Company (the Issuer); and

(2)

The Bank of New York Mellon (the Fiscal Agent, Paying Agent, Registrar and Transfer Agent), which expressions shall include any successor fiscal agent, registrar or transfer agent, respectively, appointed under clause 24).

WHEREAS:

(A)	The Issuer has agreed to issue up to $50,000,000 6.75% Surplus Notes due 2042 (the Notes).

(B)	The Notes will be in registered form and in denominations of US$100,000 and integral multiples of US$1,000 in excess thereof.

(C)

The Notes will be represented by one or more global registered notes (each a Global Note) in or substantially in the form set out in Schedule 1. The Global Notes may be exchanged for registered Notes in definitive form (each a Definitive Registered Note) in or substantially in the form set out in Schedule 2 only in the limited circumstances described in sub-clause 4.2 and as specified in the Global Note.

(D)	The Conditions are set out in the Form of Global Note in Schedule 1 and the Form of Definitive Registered Note in Schedule 2.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.	Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

2.	References in this Agreement to principal, premium and/or interest shall include any additional amounts payable pursuant to the Conditions.

2.	DEFINITIONS

1.	As used in this Agreement and in the Conditions:

Applicable Procedures means the applicable procedures of DTC, to the extent applicable.

Conditions means the Terms and Conditions of the Notes (as set out on the reverse of (i) Schedule 1, the form of Global Registered Note, and (ii) Schedule 2, the form of Definitive Registered Note) and as modified from time to time in accordance with their terms), and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

Depositary means DTC or any successor depositary for the Notes.

Designated Participant means (i) Cohen & Company and/or its subsidiaries or affiliates and (ii) any other Person from time to time designated by the Company, upon written notice to the Fiscal Agent.

DTC means The Depository Trust Company.

Fiscal Agent, Paying Agents, Registrar, Transfer Agents and Agents mean and include each fiscal agent, paying agent, registrar, transfer agent and agent from time to time appointed to exercise the powers and undertake the duties conferred and imposed upon it by this Agreement and notified to the Noteholders under clause 23;

outstanding means in relation to each series of Notes, all the Notes of such series issued other than:

(a)	those Notes which have been cancelled, or which have been delivered to the Fiscal Agent for cancellation, pursuant to the terms of such series of Notes;

(b)

those Notes for whose payment or redemption or repayment at the option of Noteholders thereof moneys in the necessary amount (including premium (if any) and all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in clause 5 (and, where appropriate, notice to that effect has been given to the Noteholders pursuant to the terms of such series of Notes or provision therefor has been made) for payment against presentation of the relevant Notes;

(c)	those Notes which have been purchased and cancelled pursuant to the terms of such series of Notes; and

(d)	a Global Note to the extent that it has been exchanged for one or more Definitive Registered Notes pursuant to its provisions.

specified office means the offices specified in clause 26 or any other specified offices as may from time to time be duly notified pursuant to clause 26;

2.	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;

(ii)	a person includes any individual, company, unincorporated association, government, state agency, international organization or other entity;

(iii)

an opinion of counsel or a director’s certificate shall mean a statement by such person (a) that such person has read such the relevant provisions of this Agreement (including the schedules hereto) and the definitions herein relating thereto, (b) describing the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) as to whether, in the opinion of such person, such provisions have been complied with;

(iv)	the records of the Depositary shall be the records that DTC holds for its customers which reflect the amount of such customer’s interest in the applicable series of Notes;

(v)	a provision of a law is a reference to that provision as extended, amended or re-enacted;

(vi)	a clause or schedule is a reference to a clause of, or a Schedule to, this Agreement;

(vii)	a person includes its successors and assigns;

(viii)	a document is a reference to that document as amended from time to time; and

(ix)	a time of day is a reference to New York time;

(a)	The headings in this Agreement do not affect its interpretation;

(b)

All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof (other than to the extent that a credit or refund thereof is available);

(c)	All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note or any Definitive Registered Note representing the applicable series of Notes; and

(d)

Any request, demand, authorization, direction, notice, consent, waiver or other valid and binding act of the Noteholders of any series of Notes shall bind every future Noteholder of such series of Notes and the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Fiscal Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

3.	APPOINTMENT OF AGENTS

1.	The Issuer appoints, on the terms and subject to the conditions of this Agreement:

(a)

The Bank of New York Mellon as fiscal agent (the Fiscal Agent), registrar (the Registrar) and as transfer agent (together with the Fiscal Agent and Registrar in its capacity as a transfer agent, the Transfer Agents and Transfer Agent shall mean any of the Transfer Agents) in respect of the Notes; and

(b)

The Bank of New York Mellon as paying agent, together with any additional and/or successor paying agents appointed under clause 24 from time to time, the paying agent (the Paying Agent) in respect of the Notes, in each case acting at its specified office.

2.	The Fiscal Agent, the Paying Agents, the Registrar and the Transfer Agents are together referred to as the Agents.

3.	The obligations of the Agents under this Agreement are several and not joint.

4.	AUTHENTICATION AND DELIVERY OF NOTES

1.

The Registrar will, upon receipt from the Issuer of the signed Global Note(s), executed either manually, by facsimile or electronically by or on behalf of the Issuer, by which the Notes will be represented, and which is registered in the name of the Depositary or a nominee of the Depositary, authenticate, or procure the authentication by the Fiscal Agent of, such Global Note(s) by manual or electronic signature and deliver the same to, or to the order of, the Depositary on the date hereof.

2.

Owners of book-entry interests will receive Definitive Registered Notes only in accordance with the Conditions. If such event occurs, the Registrar is authorized by the Issuer and instructed to deliver the Definitive Registered Notes as the Registrar may be directed by the holder of the Global Notes. The Registrar is further authorized on behalf of the Issuer (a) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the principal amount represented by it, (b) to make all appropriate entries in the Register and (c) in the case of a total exchange for Definitive Registered Notes, to cancel or arrange for the cancellation of the relevant Global Note.

3.

The Fiscal Agent or the Registrar, as the case may be, shall notify the Issuer promptly after it receives a request for the issue of Definitive Registered Notes in accordance with the Conditions and the aggregate principal amount of the Global Note to be exchanged.

4.	The Issuer undertakes to deliver to the Registrar sufficient numbers of executed Definitive Registered Notes to enable the Registrar to comply with its obligations under this Agreement and the Notes.

5.

The Fiscal Agent and the Registrar shall cause all Notes delivered to them for authentication hereunder to be delivered, with respect to Global Notes, to, or to the order of, the Depositary and, with respect to Definitive Registered Notes, to the registered Noteholders thereof, in each case in accordance with the Conditions and this Agreement.

6.

So long as any of the Notes are outstanding the Fiscal Agent and the Registrar shall, within seven days of any request by the Issuer, certify to the Issuer the number of Definitive Registered Notes held by it under this Agreement.

5.	[RESERVED]

6.	PAYMENT TO THE PAYING AGENT

1.

In order to provide for all payments due on the Notes as the same shall become due, the Issuer shall cause to be paid to the Paying Agent, no later than 10:00 a.m. New York time one Business Day prior to the due date for the payment of each Note, at such bank as the Paying Agent shall previously have notified to the Issuer, in immediately available funds sufficient to meet all payments due on such Notes.

2.

The Issuer hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to this Section 6, to make or cause to be made all payments on the Notes in accordance with the Conditions, provided that the Paying Agent shall have no duty to monitor or confirm that any conditions precedent to payment of interest or principal in the Conditions have been met or continue to be complied with. Upon receipt of amounts paid by the Issuer hereunder, the Paying Agent shall make payments to the Holder or Holders of Notes in accordance with the Conditions, the provisions contained in this Agreement, and the Applicable Procedures without any further investigation into whether any conditions precedent to such payment in the Conditions have been met. All interest payments in respect of the Notes will be made by the Paying Agent on the relevant interest payment date (as set forth in the applicable Note) to the Holders in whose names the Notes are registered at the close of business (New York time) on the Record Date specified in the applicable Notes next preceding the interest payment date or such other date as is provided in the applicable Notes. So long as the applicable series of Notes are represented by a single global certificate and registered in the name of the Depositary or a nominee of the Depositary, all interest payments on such Notes shall be made by the Paying Agent to the Person in whose name such Note is registered on the Record Date immediately preceding such Interest Payment Date by wire or by U.S. Dollar check drawn on a bank in The City of New York and delivered to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Fiscal Agent or Paying Agent no later than the Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Issuer shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

3.

The Paying Agent will, subject to the Conditions, pay the principal amount of each Note on the applicable maturity date or upon any redemption date with respect thereto, together with accrued and unpaid interest and any premium due at maturity or such redemption date, if any, upon presentation and surrender of such Note on or after the maturity date or redemption date thereof to the Paying Agent, or as specified in the Conditions.

4.

If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the applicable Notes, the Paying Agent shall forthwith notify the Issuer, and the Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Notes on their maturity, redemption, payments of interest or such other payments when otherwise due (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received is not received on such date, the Issuer agrees forthwith on demand to pay, or procure the payment of, to the Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Agreement to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.

5.	The Paying Agent hereby agrees that:

6.5.1

it will hold all sums held by it as Paying Agent for the payment of the principal or interest, if any, on the applicable Notes in trust for the benefit of the Holders of such Notes entitled thereto, or for the benefit of the Fiscal Agent, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in Section 6.6 below and in the Conditions;

6.5.2

it will promptly give the Fiscal Agent notice of: (x) an Issuer deposit for the payment of principal of or interest, if any, on the Notes of any series, (y) any failure by the Issuer in the making of any deposit for the payment of principal of or interest, if any, on such Notes that shall have become payable, and (z) any default by the Issuer in making any payment of the principal of or premium or interest, if any, on such Notes where the same shall be due and payable as provided in the applicable Notes; and

6.5.3

At any time after an Issuer event of default in respect of the Notes of any series shall have occurred, Paying Agent shall, if so required by notice in writing given by the Fiscal Agent to the Paying Agent: (y) thereafter, until otherwise instructed by the Fiscal Agent, act as agent of the Fiscal Agent under the terms of this Agreement; and/or (z) deliver all Notes of the applicable series and all sums, documents and records held by the Paying Agent in respect of such Notes to the Fiscal Agent or as the Fiscal Agent shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obliged not to release by any applicable law or regulation.

6.	Notwithstanding the foregoing,

6.6.1

if any Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid; and

6.6.2	the Paying Agent shall cancel each Note against surrender of which it has made full payment and shall deliver each Note so cancelled by it to the Fiscal Agent.

7.	In no event shall the Paying Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

8.

Upon irrevocable deposit of funds for the benefit of the holders sufficient to satisfy the Issuer’s obligations with respect to the applicable Notes in respect of a maturity date, no more than 30 days prior to such maturity date, or redemption date within the notice period for such redemption date in accordance with the Conditions, the obligations of the Issuer other than with respect to payment of principal, accrued and unpaid interest and premium due on such maturity date or redemption, and such other obligations hereunder which by their terms survive the payment of such Notes, shall be discharged.

9.	For the purposes of this Section 6;

“Business Day” means a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of the Note, and in The City of New York is not a day on which banking institutions are authorized or required by law, executive order or regulation to close; and

“Holder(s)” means the person(s) in whose name the Note is registered in the register maintained by the Registrar.

Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants.

7.	[RESERVED]

8.	[RESERVED]

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the Issuer is, in respect of any payment in respect of the Notes of any series, compelled to withhold or deduct any amount for or on account of any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment as contemplated by the terms of such Notes, the Issuer shall give written notice to the Fiscal Agent and the Paying Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent and the Paying Agent such information as the Fiscal Agent and the Paying Agent shall require to enable the Fiscal Agent or the Paying Agent, as applicable, to comply with the requirement.

10.	DUTIES OF THE REGISTRAR

1.	The Registrar shall, subject to subclause 10.2, so long as any Note of a series is outstanding:

(a)

maintain at its specified office a register (the Register) of the holders of the Notes of such series which shall show (i) the principal amounts and the serial numbers of the Notes, (ii) the dates of issue of all Notes of such series, (iii) all subsequent transfers and changes of ownership of Notes of such series, (iv) the names and addresses of the holders of the Notes of such series, (v) all cancellations of Notes of such series, whether because of their purchase and cancellation by the Issuer or any subsidiary of the Issuer, their replacement or otherwise, and (vi) all replacements of Notes of such series (subject, where appropriate, in the case of (v), to the Registrar having been notified as provided in this Agreement);

(b)	register all transfers of Global Notes and Definitive Registered Notes;

(c)

if appropriate, charge to the holder of a Definitive Registered Note presented for transfer (i) the costs or expenses (if any) of the Registrar in delivering Definitive Registered Notes issued on such transfer other than by regular mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the transfer; register all transfers of Global Notes and Definitive Registered Notes;

(d)

receive any document in relation to or affecting the title to any of the Notes of such series including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(e)	maintain proper records of the details of all documents received by itself or any other Transfer Agent;

(f)	prepare all such lists of holders of the Notes of such series as may be required by the Issuer or the Fiscal Agent;

(g)

subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer or any person authorized by it or the holder of any Note of such series for inspection and for the taking of copies or extracts;

(h)	if the Notes of such series are in definitive form, notify the Fiscal Agent upon its request not less than seven days before each due date for the payment of interest of the names and addresses of all registered holders of the Notes of such series at the close of business on the relevant Record Date and the amounts of their holdings in order to enable the Fiscal Agent to make or arrange for due payment to the holders of the amounts of interest payable in respect of the Notes of such series or, as the case may be, the amounts required to redeem the Notes of such series;

(i)

comply with the proper and reasonable requests of the Issuer with respect to the maintenance of the Register and give to the Fiscal Agent and the Transfer Agents such information as may be reasonably required by them for the proper performance of their respective duties; and

(j)

if the Notes of such series are in definitive form, forthwith, and in any event within three Business Days of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other regulations), authenticate and issue, upon receipt by it of, or receipt by it of notification from any other Transfer Agent of delivery to it of, Notes for transfer, duly dated and completed Notes in the name of the registered holders and deliver such Notes at its specified office or at the specified office of the relevant other Transfer Agent or (at the risk of the relevant registered holders) send such Notes to such address as the registered holders may request.

2.

Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of a series of Notes under the terms of such Notes the Registrar shall not be required, unless so directed by the Issuer (a) to register the transfer of such Notes (or parts of such Notes) during the period beginning on the thirtieth day before the date of the partial redemption and ending on the date on which notice is given specifying the serial numbers of such Notes called (in whole or in part) for redemption (both inclusive) or (b) to register the transfer of any Note (or part of a Note) called for partial redemption.

3.

The Issuer shall deliver to the Registrar for the performance of its duties under this Agreement from time to time so long as any Note of a series is outstanding, sufficient duly executed Notes of such series as may be required for the performance of the Registrar’s duties.

4.	Notes shall be dated:

(a)	in the case of a Global Note issued on the date hereof, with that date; or

(b)	upon transfer, with the date of registration in the Register of the transfer; or

(c)	in the case of a Note issued to the transferor upon transfer in part of a Note, with the same date as the date of the Note transferred; or

(d)	in the case of a Note issued pursuant to clause 16 with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Note in replacement of which it is issued.

5.

If the amount payable in respect of any Note then due for payment is not paid in full (otherwise than as a result of withholding or deduction for or on account of any present or future tax, assessment or governmental charge, imposed by withholding with respect to the payment as contemplated by the terms of such series of Notes) the Registrar shall make a record in the Register and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

6.

The Issuer may from time to time deliver to the Registrar Definitive Registered Notes for cancellation, whereupon the Registrar shall cancel such Definitive Registered Notes. In addition, the Issuer may from time to time procure the delivery to the Registrar of the Global Note with instructions to cancel a specified aggregate principal amount of Notes represented by it (which instructions shall be accompanied by confirmation from the Depositary that Notes having such aggregate principal amount may be cancelled), whereupon the Registrar shall procure that there is noted on the schedule to the Global Note the aggregate principal amount of Notes so cancelled and the remaining principal amount of the Global Note (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf.

11.	DUTIES OF THE TRANSFER AGENTS

1.	The Transfer Agents shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall comply with the Conditions and the provisions of this Agreement.

2.	Each Transfer Agent shall:

(a)

accept Notes delivered to it with a request for transfer of all or part of the Note with the form of transfer thereon duly completed and signed for the transfer of all or part of such Notes in accordance with the Conditions and shall, in each case, give to the Registrar within one Business Day (for the purposes of this section 11.2, as defined in Condition 3(i)) all relevant details to enable it to effect the relevant transfer and issue Definitive Registered Notes in respect of the relevant Notes in accordance with each request;

(b)

not charge to the holder of a Note presented for exchange or transfer a service charge but shall, if appropriate, charge to such holder (i) the costs or expenses (if any) of the Registrar in delivering Notes issued on such transfer other than by regular mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the transfer and, in each case, account to the Registrar for those charges.

12.	REGULATIONS FOR TRANSFER OF NOTES

Subject as provided below, the Issuer may from time to time agree with the Transfer Agents reasonable regulations to govern the transfer and registration of Notes. The initial regulations, which shall apply until amended under this clause, are set out in Schedule 4. The Transfer Agents agree to comply with the regulations as amended from time to time.

13.	DUTIES OF THE FISCAL AGENT IN CONNECTION WITH OPTIONAL REDEMPTION

1.

If the Issuer decides to redeem all or some only of a series of Notes for the time being outstanding in accordance with the Conditions, it shall give written notice of the decision and of the principal amount of such series of Notes which it has decided to redeem to the Fiscal Agent and the Registrar on a day which is not less than 10 nor more than 60 days before the relevant redemption date.

2.

If fewer than all of the Notes of any series are to be redeemed at any time, (i) if the Notes are represented by Global Notes, the Notes to be redeemed shall be selected in accordance with the applicable rules and procedures of the Depositary; or (ii) if the Notes are represented by Definitive Registered Notes, pro rata by lot or by such other method as the Issuer shall deem fair and appropriate provided, however, in each case, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $100,000. The Fiscal Agent shall not be liable for any selections made in accordance with this subclause 13.2.

14.	PUBLICATION OF NOTICES

Where this Agreement or the Conditions provide for the giving of notice to Holders, such notice shall be deemed to have been given upon the mailing of first class mail, postage prepaid, or electronic transmission of such notice to Holders of the Notes at their registered addresses as recorded in the Register. Notwithstanding the previous sentence, where this Agreement or the Conditions provide for the giving of notice to the Holder of a Global Note, on behalf of and at the written request and expense of the Issuer, the Fiscal Agent shall cause to be delivered to the Depositary for publication all such notices required to be given by the Issuer under this Agreement or the Conditions.

15.	CANCELLATION OF NOTES

1.

All Notes which are surrendered in connection with redemption or transfer shall be cancelled by the Agent to which they are surrendered. Each of the Agents shall give to the Fiscal Agent and the Registrar details of all payments made by it and shall deliver all cancelled Notes to the Fiscal Agent or as the Fiscal Agent may specify. Where Notes are purchased by or on behalf of the Issuer, the Issuer may procure that the Notes are promptly cancelled and the Notes delivered to the Fiscal Agent or its authorized agent.

2.

The Fiscal Agent or its authorized agent shall (unless otherwise instructed by the Issuer in writing and save as provided in subclause 17.1) dispose of all certificates in respect of cancelled Notes and furnish the Issuer upon written request therefore with a certificate of disposition containing written particulars of the serial numbers of the certificates so disposed of.

16.	[RESERVED]

17.	RECORDS AND CERTIFICATES

1.

The Fiscal Agent shall keep a full and complete record of all Notes and of their redemption, purchase by or on behalf of the Issuer, cancellation or payment (as the case may be) and of all replacement Notes issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes. The Fiscal Agent shall at all reasonable times make the records available to the Issuer.

2.

The Fiscal Agent shall, at the written request of the Issuer, give to the Issuer, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note (as the case may be), a certificate stating (a) the aggregate principal amount of Notes which have been redeemed, (b) the serial numbers of those Notes in definitive form, if any (c) the aggregate amount of interest paid (and the due dates of the payments) on each Note, (d) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer and cancelled (subject to delivery of the Notes to the Fiscal Agent) and the serial numbers of such Notes in definitive form, if any, and (e) the aggregate principal amounts of Notes which have been exchanged or surrendered and replaced and the serial numbers of those Notes in definitive form.

18.	COPIES OF THIS AGREEMENT AVAILABLE FOR INSPECTION

The Agents shall hold copies of this Agreement and any other documents expressed to be held by them in relation to the Notes available for inspection. For this purpose, the Issuer shall furnish the Agents with sufficient copies of each of such documents.

19.	COMPENSATION, FEES AND EXPENSES OF THE AGENTS

19.1	The Issuer will pay to the Agents the compensation, fees and expenses in respect of the Agents’ services as separately agreed with the Agents.

19.2

The Issuer will also pay all reasonable out-of-pocket expenses (including legal expenses) incurred by the Agents in connection with their services hereunder, together with any applicable value added tax and stamp, issue, or other documentary taxes and duties.

20.	INDEMNITY

1.

The Issuer shall indemnify and keep indemnified each Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or in respect of the Issuer’s issue of Notes, except such as has been determined by a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. Promptly after the receipt by an Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, such Agent shall provide such notice to the Issuer; provided, however, that an Agent’s failure to provide such notice shall not relieve the Issuer of its obligation to indemnify and keep indemnified such Agent pursuant to this Section 20.1.

2.	The indemnity contained in this Section shall survive the termination or expiry of this Agreement and the resignation or removal of the applicable Agent.

21.	[RESERVED]

22.	CONDITIONS OF APPOINTMENT

22.1

In acting under this Agreement, no Agent shall (i) be under any fiduciary duty towards any person, (ii) be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have been resulted from such Agent’s gross negligence or wilful misconduct), (iii) be under any obligation towards any person other than the Issuer or (iv) assume any relationship of agency or trust for or with any holder of the Notes.

22.2	The Agents shall be entitled to treat the registered holder of any Note as the absolute owner of such Note for all purposes and, to the extent applicable, make payments thereon accordingly.

22.3

The Agents may exercise any of their rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed by due care.

22.4

No Agent shall exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Agreement; however, should the Paying Agent elect to make a payment pursuant to Section 6.4 hereof, it shall be entitled to appropriate for its own account out of the funds received by it under Section 6 an amount equal to the amount so paid by it.

22.5

Each Agent may (at the reasonable expense of the Issuer) consult on any matter concerning its duties hereunder any legal adviser or other expert selected by it, and such Agent shall not be liable in respect of anything done, or omitted to be done in accordance with that adviser’s opinion. At any time, an Agent may apply to any duly authorized representative of the Issuer for a written instruction, and shall not be liable for action taken or omitted to be taken in accordance with such instruction.

22.6

Each Agent shall be entitled to rely, and shall not be liable in respect of anything done or suffered by it in reliance, on any notice, document, communication or information reasonably believed in good faith by it to be genuine and given by the proper parties.

22.7

The Agents shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents.

22.8

No Agent shall be liable to account to the Issuer for any interest or other amounts in respect of funds received by it from the Issuer. Money held by an Agent need not be segregated except as required by law.

22.9

No provision of this Agreement or the Notes shall require any Agent to risk or expend its own funds, or to take any action which in its reasonable judgment would result in any expense or liability accruing to it.

22.10

In no event will any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Agent will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

22.11

No Agent shall have any duty to inquire as to the performance of the covenants of the Issuer, nor shall it be charged with knowledge of any default hereunder until it has received written notice thereof at its address set forth in Section 26 hereof and such notice references the Notes and this Agreement.

22.12

Notwithstanding any provision of this Agreement to the contrary, no Agent will in any event be liable for special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

22.13

No Agent shall incur any liability hereunder except to the extent such liability has been determined by a court of competent jurisdiction to have resulted from such Agent’s gross negligence or wilful misconduct.

22.14

Each Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that it or they would have if it were not an Agent hereunder, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not an Agent hereunder.

22.15

No Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Issuer for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except to the extent such liability has been determined by a court of competent jurisdiction to have resulted from such Agent’s gross negligence or wilful misconduct.

22.16	Each Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement.

22.17	The Issuer will supply the Agents with the names and specimen signatures of its authorized persons.

22.18

No provision of this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

22.19

Notwithstanding any other provision of this Agreement, the Paying Agent or the Fiscal Agent (as applicable, “BNYM”) shall be entitled to make a deduction or withholding (including the deduction of FATCA Withholding Tax) from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes (the “Applicable Law”), in which event BNYM shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted, and BNYM shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In order to comply with Applicable Law, the Issuer agrees: (i) to provide to BNYM sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions), so BNYM can determine whether it has tax related obligations under Applicable Law; (ii) that BNYM shall be entitled to make any withholding or deduction from payments under the transaction documents to the extent necessary to comply with Applicable Law for which BNYM shall not have any liability; and (iii) to hold harmless BNYM for any losses it may suffer due to the actions it takes to comply with such Applicable Law.

Definitions:

“FATCA Withholding Tax” shall mean any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Code” shall mean the US Internal Revenue Code of 1986, as amended.

22.20	The terms of this section shall survive the termination of this Agreement.

22.21	A person who is not a party to this Agreement has no right to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available under law.

22.22

The Agents make no representation with respect to the legality of this Agreement (except for the Fiscal Agent’s due authorization, execution and delivery of this Agreement) or the validity or legality of the Notes, except with respect to the Registrar’s certificate of authentication thereon.

22.23	In the case of any default by the Issuer under the Notes, the Agents shall have no duty or responsibility in the performance of the Issuer’s obligations under the Notes.

22.24

The Agents shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder of the Notes, unless such Holders shall have offered to the Agents security or indemnity satisfactory to the Agents against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

22.25

No Agent shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of the outstanding Notes.

23.	COMMUNICATION WITH AGENTS

A copy of all communications relating to the subject matter of this Agreement between the Issuer and any of the Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

24.	TERMINATION OF APPOINTMENT

1.

The Issuer may terminate the appointment of any Agent at any time and/or appoint additional or other Agents by giving to the Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 30 days’ prior written notice to that effect, provided that, so long as any of the Notes is outstanding, (a) in the case of a Paying Agent, the notice shall not expire less than 30 days before any due date for payment in respect of the Notes and (b) notice shall be given pursuant to the Conditions before the removal or appointment of an Agent.

2.

Notwithstanding the provisions of subclause 24.1, if at any time an Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Issuer may forthwith without notice terminate the appointment of such Agent, in which event notice shall be given to the Noteholders pursuant to the Conditions as soon as is practicable.

3.	The termination of the appointment of an Agent under this Agreement shall not entitle the Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

4.

All or any of the Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer and, where appropriate, the Fiscal Agent at least 45 days’ prior written notice to that effect and specifying the date on which its desired resignation shall become effective, provided that, so long as any of the Notes is outstanding, the notice shall not, in the case of a Paying Agent, expire less than 30 days before any due date for payment in respect of the Notes. Following receipt of a notice of resignation from a Paying Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Noteholders pursuant to the Conditions. If the Fiscal Agent shall resign or be removed pursuant to subclauses 24.1 or 24.2 above or in accordance with this subclause 24.4, the Issuer shall promptly and in any event within 30 days appoint a successor (being a leading bank with an office in New York). If the Issuer fails to appoint a successor within such period, the Fiscal Agent may select a leading bank with an office in New York to act as Fiscal Agent hereunder and the Issuer shall appoint that bank as the successor Fiscal Agent.

5.

Notwithstanding the provisions of subclauses 24.1, 24.2 and 24.4, so long as any of the Notes are outstanding, the termination of the appointment of an Agent (whether by the Issuer or by the resignation of the Agent) shall not be effective unless upon the expiry of the relevant notice there is:

(a)	a Fiscal Agent;

(b)	a Paying Agent (which may be the Fiscal Agent); and

(c)	a Registrar.

6.

Any successor Agent shall execute and deliver to its predecessor, the Issuer and, where appropriate, the Fiscal Agent an instrument accepting the appointment under this Agreement, and the successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as an Agent.

7.

If the appointment of an Agent under this Agreement is terminated (whether by the Issuer or by the resignation of the relevant Agent), such Agent shall on the date on which the termination takes effect, following payment by the Issuer of such Agent’s fees and expenses, deliver to its successor Agent (or, if none, the Fiscal Agent) all Notes surrendered to it but not yet disposed of and all records concerning the Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

8.

If the Fiscal Agent or any of the other Agents, shall change its specified office, it shall give to the Issuer and, where appropriate, the Fiscal Agent not less than 30 days’ prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall give to the Noteholders on behalf of and at the expense of the Issuer notice of the change and the address of the new specified office pursuant to the Conditions.

9.

A corporation or bank into which any Agent for the time being may be merged or converted or a corporation or bank with which the Agent may be consolidated or a corporation or bank resulting from a merger, conversion or consolidation to which the Agent shall be a party or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all of the corporate trust or agency assets and business of such Agent shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer and, where appropriate, the Fiscal Agent.

25.	MEETINGS OF NOTEHOLDERS

The provisions of Schedule 3 shall apply to meetings of the Noteholders of the Notes, and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes of any series are represented by a Global Note, the expression Noteholders shall include the persons for the time being shown in the records of the Depositary, as the Holders of a particular principal amount of the applicable series of Notes (in which regard a certificate or other document issued by the Depositary as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer solely in the registered holder of the Global Note in accordance with and subject to its terms, and the expressions Holder and Holders shall be construed accordingly and the expression Notes shall mean units of $100,000 principal amount of such Notes.

26.	NOTICES

Any notice required to be given under this Agreement to any of the parties shall be in English and shall be delivered in person, sent by pre-paid mail (first class if domestic, first class airmail if international), by email or by facsimile addressed to:

The Issuer:

Benchmark Insurance Company

150 Lake Street West

Wayzata, MN 55391

United States

Tel:	(952) 974-2200
Fax:	(952) 974-2222
Attention:	Patricia A. Ryan
Email:	patricia.ryan@trean.com

The Paying Agent, Fiscal Agent, Registrar and Transfer Agent:

The Bank of New York Mellon.

2 N. LaSalle Street, Suite 700

Chicago, IL 60602

Atten: Corporate Trust Administration

or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

All notices under this Agreement shall be effective (if by facsimile or email) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next Business Day in the city in which the recipient is located.

The Agents shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Agents an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give any Agent Instructions using Electronic Means and such Agent in its discretion elects to act upon such Instructions, such Agent’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Agents cannot determine the identity of the actual sender of such Instructions and that the Agents shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Agents have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Agents and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Agents shall not be liable for any losses, costs or expenses arising directly or indirectly from the Agents’ reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Agents, including without limitation the risk of the Agents acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Agents immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Agents, or another method or system specified by the Agents as available for use in connection with its services hereunder.

27.	TAXES AND STAMP DUTIES

All payments by the Issuer under this Agreement shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or government charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law. The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by the Agents.

28.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method.

29.	DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

30.	GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL

1.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2.

EACH OF THE PARTIES HERETO AND EACH HOLDER BY ITS ACCEPTANCE OF NOTES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

30.3	Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (Related Proceedings) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the Specified Courts), and the Issuer irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address as provided herein shall be effective service of process for any Related Proceeding brought in any Specified Court. The Issuer irrevocably and unconditionally waives any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

31.	AMENDMENTS

(a)

Without the consent of any Holders, the Issuer when authorized by or pursuant to a resolution of the board of directors, and the Fiscal Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Fiscal Agent, for any of the following purposes:

(i)	to evidence the succession of another corporation to the Issuer and the assumption by any such successor of the covenants of the Issuer contained herein and in the applicable series of Notes; or

(ii)	to add to the covenants of the Issuer for the benefit of the Holders of all Notes of a series or to surrender any right or power herein conferred upon the Issuer; or

(iii)	to add any additional events of default; or

(iv)	to evidence and provide for the acceptance of appointment hereunder by a successor Fiscal Agent with respect to the applicable Notes; or

(v)

to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided such action shall not adversely affect the interests of the Noteholders of the applicable series of Notes in any material respect, as determined in good faith by the Issuer as set forth in a director’s certificate delivered to the Fiscal Agent and upon which the Fiscal Agent shall be permitted to conclusively rely.

(b)	Neither this Agreement nor the Notes can be amended without the consent of Holders other than in accordance with this Section 31.

(c)	In executing any supplemental agreement permitted by this Section 31 or the modifications thereby of this Agreement, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Fiscal Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Fiscal Agent’s own rights, duties or immunities under this Agreement or otherwise.

(d)

Upon the execution of any supplemental agreement under this Section 32, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Noteholder of the applicable series of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

32.	[RESERVED]

33.	[RESERVED]

34.	OFAC SANCTIONS

The Issuer covenants and represents that neither it nor any of its controlled affiliates, subsidiaries, directors or officers are a Restricted Person or the subject of any Sanctions and Export Control Laws. The Issuer covenants and represents that it will not directly or indirectly use any funds received pursuant to this Agreement (x) to fund or facilitate any activities of or business with any Restricted Person or any other Person that is the target of Sanctions and Export Control Laws, (y) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions and Export Control Laws, or (z) in any other manner that will result in a violation of Sanctions and Export Control Laws by any Person.

SIGNED by each of the parties (or their duly authorized representatives) on the date which appears first on page 1.

SCHEDULE 1

FORM OF THE GLOBAL REGISTERED NOTE

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE DELIVERY OF REASONABLY SATISFACTORY EVIDENCE TO THE ISSUER ESTABLISHING SUCH EXEMPTION, WHICH MAY INCLUDE AN OPINION OF COUNSEL, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ALL OTHER APPLICABLE JURISDICTIONS.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT, IF THE HOLDER PROPOSES TO SELL OR TRANSFER THIS NOTE TO ANY OTHER PERSON, INCLUDING ANY EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF AND SUBJECT TO TITLE 1 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED) OR PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, THE HOLDER WILL REQUIRE THE TRANSFEREE TO COMPLY WITH THE RESTRICTIONS SET FORTH IN CONDITION 8 (ERISA) HEREOF.

ALL PAYMENTS OF PRINCIPAL AND INTEREST ON THIS NOTE MAY ONLY BE MADE WITH THE PRIOR WRITTEN APPROVAL OF THE COMMISSIONER OF THE KANSAS INSURANCE DEPARTMENT OR ANY SUCCESSOR THERETO (THE “DEPARTMENT”), IN ACCORDANCE WITH KAN. STAT. ANN. § 40-225 AND KAN. ADMIN. REGS. § 40-1-42 (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “APPLICABLE INSURANCE REGULATIONS”). IN ADDITION, THE NOTEHOLDERS MAY NOT BE ENTITLED TO OFFSET OR TO SUBJECT TO RECOUPMENT ANY AMOUNTS OWED BY THE ISSUER IN INTEREST OR PRINCIPAL UNDER THIS NOTE WITH ANY DEBT, LIABILITY OR OTHER OBLIGATION THAT MAY BE OWED BY THE HOLDER OF THIS NOTE TO THE ISSUER.

THE ISSUER AND THE HOLDER OF THIS NOTE, BY ACCEPTING AN INTEREST IN THIS NOTE, EACH AGREE TO TREAT THIS NOTE AS INDEBTEDNESS OF THE ISSUER FOR U.S. FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES.

BENCHMARK INSURANCE COMPANY

USD 50,000,000 6.75% Surplus Notes

CUSIP: 08162J AA3

GLOBAL NOTE

1.	INTRODUCTION

This Global Note is issued in respect of the USD 50,000,000 6.75% surplus notes (the “Notes”) of Benchmark Insurance Company, a domestic stock insurance company organized under the laws of Kansas (and any successor in interest thereto, the “Issuer”). The Notes are the subject of a fiscal agency agreement dated [***], 2022 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York Mellon, as paying agent (the “Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and The Bank of New York Mellon, as fiscal agent (the “Fiscal Agent”), registrar (the “Registrar”) and transfer agent (the “Transfer Agent”).

2.	REFERENCES TO CONDITIONS

Any reference herein to the “Conditions” is to the terms and conditions of the Notes set out the Form of Global Note in schedule 1 and the Form of Definitive Registered Note in schedule 2 of the Agency Agreement and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3.	PROMISE TO PAY

Pay to Registered Holder

Cede & Co., as nominee for The Depository Trust Company (the “Registered Holder”) is, at the date hereof, registered as the holder of the Notes represented by this Global Note.

The aggregate outstanding principal amount of the Notes represented by this Global Note shall initially be

USD 50,000,000 (Fifty Million United States Dollars)

The Issuer, for value received, promises to pay to the Registered Holder, in respect of each Note represented by this Global Note, its principal amount on such date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Note, subject to the Payment Restrictions, including the written approval of the Commissioner of the Department pursuant to Kan. Stat. Ann. § 40-225 and Kan. Admin. Regs. § 40-1-42 (the “Applicable Insurance Regulations”), on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Any reference herein to the term “Maturity Date” or other date for the payment of principal of this Note shall include (i) the date, if any, fixed for redemption thereof in accordance with Condition 4(b) hereof and (ii) the date upon which any state or federal agency with jurisdiction over the matter obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer. As specified on the reverse hereof, all payments of principal or interest on this Note may be made only with the prior written approval of the Commissioner of the Department.

Principal Amount

The aggregate outstanding principal amount from time to time of Notes represented by this Global Note shall be the principal amount shown by the latest entry duly made in the register for the Notes represented by this Global Note (the “Register”) maintained by the Registrar. At maturity, and prior to the payment of any amount due, the Registered Holder hereof shall surrender this Global Note at the specified office of the Registrar at The Bank of New York Mellon, 2 N. LaSalle Street, Suite 700 Chicago, IL 60602 or such other office as may be specified by the Issuer. On any redemption or purchase and cancellation of any of the Notes represented by this Global Note, details of such redemption or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Schedule (Outstanding Principal Amount) hereto and the relevant space in the Schedule hereto recording any such redemption or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Registrar. Upon any such redemption or purchase and cancellation the principal amount outstanding of this Global Note and the Notes held by the Registered Holder hereof shall be reduced by the principal amount of such Notes so redeemed or purchased and cancelled. The principal amount outstanding of this Global Note and of the Notes held by the Registered Holder hereof following any such redemption or purchase and cancellation as aforesaid or any exchange as referred to below shall be the outstanding principal amount most recently entered in the fourth column in the Schedule hereto.

4.	NEGOTIABILITY

Notes represented by this Global Note are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of The Depository Trust Company (“DTC”). This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the Registered Holder from time to time is entitled to payment in respect of this Global Note.

5.	EXCHANGE

This Global Note will be exchangeable, in whole but not in part for Notes in definitive form (“Definitive Registered Notes”) in substantially the form set out in schedule 2 (Form of Definitive Registered Note) to the Agency Agreement if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) the Company executes and delivers to the Trustee a Company Order stating that such Global Note shall be so exchangeable (each, an “Exchange Event”).

6.	DELIVERY OF DEFINITIVE REGISTERED NOTES

Whenever this Global Note is to be exchanged for Definitive Registered Notes, the Issuer shall procure the prompt delivery of such Definitive Registered Notes, duly authenticated, in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the Registered Holder of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the occurrence of the relevant Exchange Event.

7.	WRITING DOWN

On each occasion on which:

(a)	a payment of principal is made in respect of this Global Note;

(b)	Definitive Registered Notes are delivered; or

(c)	Notes represented by this Global Note are to be cancelled in accordance with Condition 4(f) (Redemption and Purchase - Cancellation),

the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in the Schedule hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered.

8.	PAYMENTS

Discharge of Issuer’s obligations

All payments of any amounts payable and paid to the Registered Holder shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant Notes. Subject as provided in the following paragraph, until the exchange of the whole of this Global Note as aforesaid, the Registered Holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the form set out in Schedule 2 (Form of Definitive Registered Note) to the Agency Agreement.

Registered Holder deemed holder for payments from Issuer

Each person who is for the time being shown in the records DTC as entitled to a particular principal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by DTC as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the Holder of such principal amount of such Notes for all purposes other than with respect to payments of principal and interest on the Notes for which purpose the Registered Holder of this Global Note shall be deemed to be the Holder of such principal amount of the Notes in accordance with and subject to the terms of this Global Note and the Agency Agreement.

9.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the Registered Holder of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the Holder of Definitive Registered Notes and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.

10.	NOTICES

Notwithstanding Condition 16 (Notices), while all the Notes are represented by this Global Note and this Global Note is registered in the name of a nominee for DTC, notices to Noteholders may be given by delivery of the relevant notice to DTC and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 16 (Notices) on the date of delivery to DTC.

11.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York Mellon as Fiscal Agent.

12.	GOVERNING LAW

This Global Note and any dispute arising hereunder, including with respect to the formation or validity hereof, shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that Conditions 1(c), 2 and 9(c) of the Notes which are governed by, and shall be construed in accordance with, the laws of the State of Kansas. The Department’s exercise of regulatory authority, including approval of the issuance of the Notes, shall be governed by and construed in accordance with the Laws of the State of Kansas (or, if the Department is no longer the primary regulator of the financial condition of the Issuer, the Law of such jurisdiction of the primary regulator of the financial condition of the Issuer).

AS WITNESS the facsimile signature of a duly authorized person for and on behalf of the Issuer.

BENCHMARK INSURANCE COMPANY

By:
[manual or facsimile signature]
[duly authorized]

ISSUED as of 2022

AUTHENTICATED for and on behalf of THE BANK OF NEW YORK MELLON as fiscal agent
without recourse, warranty or liability

By:
[manual or electronic signature]
[duly authorized]

SCHEDULE

OUTSTANDING PRINCIPAL AMOUNT

Date	Amount of increase/decrease in outstanding principal amount of this Global Note	Reasons for increase/ decrease in outstanding principal amount of this Global Note (initial issue, cancellation, redemption or payment)	Outstanding principal amount of this Global Note following such increase/ decrease	Notation made by or on behalf of the Registrar

TERMS AND CONDITIONS OF THE NOTES

The following are the terms and conditions substantially in the form in which they will be endorsed on the Notes:

The issue of the USD 50,000,000 in aggregate amount of 6.75% surplus notes (the “Notes”, of Benchmark Insurance Company (the “Issuer”) was authorized by the Board of Directors of the Issuer in resolutions adopted on August 19, 2022. The Notes are the subject of a fiscal agency agreement dated August 24, 2022 (as it may be amended or supplemented from time to time, the “Agency Agreement”) entered into in relation to the Notes between the Issuer, The Bank of New York Mellon, as paying agent (the “Paying Agent”), as fiscal agent (the “Fiscal Agent”), as registrar (the “Registrar”, which expression shall include any successor registrar appointed from time to time in connection with the Notes), and as transfer agent (the “Transfer Agent”, which expression shall include any successor transfer agent appointed from time to time in connection with the Notes). The Paying Agent, the Registrar, the Fiscal Agent and the Transfer Agent are together referred to herein as the “Agents”. These terms and conditions (as amended from time to time) include summaries of and are subject to the detailed provisions of the Agency Agreement (which includes the form of Notes). Copies of the Agency Agreement are available for inspection during normal business hours at the specified offices of the Paying Agent (specified below in accordance with Condition 5(e)). The Noteholders (as defined below) are entitled to the benefit of and are deemed to have notice of all the provisions of the Agency Agreement.

References below to “Conditions” are, unless the context requires otherwise, to the numbered paragraphs below.

1.	Form, Denomination, Title and Transfer

(a)	General:

The Notes are a direct and unsecured obligation of the Issuer and, subject to the payment restrictions contained in Conditions 1(c) (Form, Denomination, Title and Transfer – Restrictions on Payment (the “Payment Restrictions”), is scheduled to mature on August 24, 2042.

Any reference herein to the term “Maturity Date” or other date for the payment of principal of this Note shall include (i) the date, if any, fixed for redemption thereof in accordance with Condition 4(b) (Redemption and Purchase – Early Redemption Rights) hereof and (ii) the date upon which any state or federal agency with jurisdiction over the matter obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer.

(b)	Form and denomination:

The Notes are serially numbered and in registered form without coupons in the denominations of USD 100,000 and integral multiples of USD 1,000 in excess thereof (each an “Authorized Denomination”). The Notes constitute a debt obligation of the type referred to as a “surplus note” under applicable Kansas law and Statutory Accounting Principles and has been issued in accordance with Kan. Stat. Ann. § 40-225 and Kan. Admin. Regs. § 40-1-42 (the “Applicable Insurance Regulations”).

(c)	Restrictions on Payment:

Notwithstanding anything to the contrary set forth herein, any payment of principal of, interest on or any monies owing with respect to the Notes, whether at the Interest Payment Date or Maturity Date specified herein or otherwise, may be made only with the prior approval of the Commissioner of the Department whenever, in its judgment, the financial condition of the Issuer shall warrant. In addition, the Noteholders may not be entitled to offset or subject to recoupment any amounts owed by the Issuer in interest or principal under such Note with any debt, liability or other obligations that may be owed by such Noteholders to the Issuer. If the Commissioner of the Department does not approve the making of any payment of principal of or interest on the Notes on the Interest Payment Date or Maturity Date thereof, as specified herein, the Interest Payment Date or Maturity Date, as the case may be, shall be extended and such payment shall be made by the Issuer within three (3) Business Days on which the Issuer shall have the written approval of the Commissioner of the Department to make such payment. Interest will continue to accrue on any such unpaid principal to the actual date of payment at the rate of interest stated on the face hereof. Interest will not accrue on interest with respect to which the Interest Payment Date has been extended, during the period of such extension. If the Commissioner of the Department approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among holders of the Notes and any other surplus notes that rank pari passu with the Notes. In connection with any such proration of principal, the Issuer shall be entitled to adjust upward or downward, by an amount not exceeding the minimum authorized denomination of the Notes, the amount payable to holders of the Notes such that the unpaid portion of each Note is an authorized denomination.

The Issuer shall not repay any debt or obligations owed under these Notes, in whole or in part, out of proceeds derived from business or transactions with any Restricted Party or from activities that violate any anti-corruption laws, anti-money laundering laws, or Sanctions and Export Control Laws.

For the purposes of the paragraph above:

“Commissioner” means the Commissioner of the Department, or such governmental officer, body or authority as may after the date hereof succeed to such Commissioner as the primary regulator of the Issuer’s financial condition under applicable law.

“Restricted Party” means any person (a) included on one or more of the Restricted Party Lists; (b) located, organized, or ordinarily resident in a jurisdiction that is the subject of country- or territory-wide sanctions administered by OFAC (for example, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine); or (c) owned or controlled by, or acting on behalf of, any of the foregoing.

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“Restricted Party Lists” means lists of sanctioned entities maintained by the United Nations, the United Kingdom, the United States, or the European Union, and any other relevant jurisdiction including but not limited to the following lists: the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any other lists administered by OFAC, as amended from time to time; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the Communist Chinese Military Company list; the consolidated list of Persons, Groups and Entities Subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; and similar lists of restricted parties maintained by other relevant governmental authorities.

“Restricted Person” means:

(a)

any person listed in any list (each such list as amended, supplemented or substituted from time to time) of specially designated nationals or designated persons or entities maintained by any Sanctions Authority, or any person subject to any comprehensive sanctions issued by a Sanctions Authority;

(b)	any person who is 50% or more owned by or controlled by, any person or persons described in paragraph (a) of this definition; or

(c)	any person who is otherwise the subject of Sanctions and Export Control Laws;

and

“Sanctions and Export Control Laws” means economic, financial or trade sanctions or embargoes enacted or imposed by law or regulation or other restrictive measure and administered or enforced from time to time by (a) the US government, (b) the United Nations Security Council, (c) the European Union or any of its member states’ governments, or (d) the United Kingdom, acting through the respective governmental agencies of any of the foregoing (including through the Office of Foreign Assets Control of the U.S. Department of Treasury, the United States Department of State, the United States Department of Commerce and Her Majesty’s Treasury (each a “Sanctions Authority”)).

(f)	Register:

The Registrar will maintain a register (the “Register”) in respect of the Notes in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder” of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly. A certificate (each, a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register.

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(g)	Title:

The Holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it (other than the endorsed form of transfer), or its theft or loss) and no person will be liable for so treating the Holder.

(h)	Transfers:

Subject to Condition 1(k) (Closed periods) and Condition 1(l) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorized Denominations. Where not all the Notes represented by the surrendered Certificate are the subject of the transfer, a new Certificate in respect of the balance of the Notes will be issued to the transferor. Whenever Notes in definitive form are in issue, the proposed transferee agrees and acknowledges that, as a condition to the acquisition of the Notes and being considered a Holder upon completion of such transfer, it shall provide to the Registrar or any Transfer Agent at its Specified Office a Form W-9 or a Form W-8, as applicable.

(i)	Registration and delivery of Certificates:

Within five business days of the surrender of a Certificate in accordance with Condition 1(h) (Transfers) above, the Registrar will register the transfer in question and deliver a new Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(j)	No charge:

The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

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(k)	Closed periods:

Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(l)	Regulations concerning transfers and registration:

All transfers of Notes and entries on the Register are subject to the regulations concerning the transfer of Notes set out on the face of the Note. The regulations may be changed by the Issuer with the prior written approval of the relevant Noteholder and the Registrar.

2.	Status and Subordination

(a)	Status:

The Issuer agrees, and each Noteholder by accepting this Note agrees, that the indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided in this Condition 2, to the prior payment in full of all Indebtedness, Policy Claims and Prior Claims (each as hereinafter defined).

Upon any distribution to creditors of the Issuer in any rehabilitation, liquidation, conservation or dissolution or similar proceeding relating to the Issuer or its property, the priority of the claim of the Noteholders shall be determined in accordance with the Kansas Insurers Supervision, Rehabilitation and Liquidation Act, Kan. Stat. Ann. §§ 40-3601 et seq. (together with any successor provision, and as may be hereafter amended from time to time, the “Insurers Insolvency Act”). In a proceeding commenced under the Insurers Insolvency Act, a claim for interest on, principal of, or any redemption payment with respect to, this Note constitutes a Class 8 claim under Kan. Stat. Ann. § 40-3641 as currently in effect. If the Commissioner of the Department approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Noteholders and any other surplus notes, that rank pari passu with the Notes including the existing floating Rate Surplus Note described in this Condition 2, as their interests may appear.

If a distribution is made to the Noteholders that, because of this Condition 2, should not have been made, the Noteholders shall hold the distribution in trust for holders of Policy Claims, Indebtedness and Prior Claims and pay it over to them pro rata as their interests may appear.

The Issuer shall promptly notify the Noteholders of any facts known to the Issuer that would cause a payment of principal of or interest on this Note to violate this Condition 2, and in the absence of such notice, the Noteholders shall be entitled to conclusively assume that any payment of principal of or interest on this Note does not violate this Condition 2. The Noteholders may conclusively rely on a notice from the Issuer as to the identity of the persons to whom a payment is to be made, in case such payment to the Noteholders would violate this Condition 2.

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This Condition 2 defines the relative rights of the Noteholders, on the one hand, and holders of any other claims, on the other hand. Nothing in this Note shall (i) impair, as between the Issuer and the Noteholders, the obligation of the Issuer which is, subject to Condition 1(c) (Form, Denomination, Title and Transfer - Restrictions on Payment), absolute and unconditional to pay principal of and interest on this Note in accordance with its terms; (ii) affect the relative rights of the Noteholders and creditors of the Issuer, other than holders of Policy Claims, Indebtedness or Prior Claims; or (iii) prevent the Noteholders from exercising any available remedies upon a breach by the Issuer of its obligations hereunder, subject to the rights of holders of Policy Claims, Indebtedness or Prior Claims to receive distributions otherwise payable to the Noteholders.

No right of any holder of Policy Claims, Indebtedness or Prior Claims to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the terms of this Note.

As used in this Condition 2, “Indebtedness” of the Issuer shall mean (i) all existing or future indebtedness of the Issuer for borrowed money; (ii) all existing or future indebtedness for borrowed money of other Persons, the payment of which is guaranteed by the Issuer; (iii) all existing or future obligations of the Issuer under any agreement obligating the Issuer to cause another Person to maintain a minimum level of net worth, or otherwise to ensure the solvency of such Person; and (iv) all other claims or amounts owed, to the extent that the payment of principal of and interest on, or any redemption payment with respect to, this Note would be required by law to be subordinated to the prior payment of any such claim or amount in the event of a distribution of claims pursuant to the Insurers Insolvency Act. Any indebtedness of the Issuer, which, by its express terms, is subordinated in right of payment to, or ranks equally with, this Note shall not constitute Indebtedness. Under current law, the Issuer cannot issue any Indebtedness which by its terms is subordinate to this Note. Any future surplus or contribution notes or similar obligations of the Issuer shall not constitute Indebtedness and rank or will rank pari passu with this Note.

As used in this Condition 2, “Policy Claims” shall mean all claims under policies for losses incurred, including, without limitation, policyholder claims, third party claims, all claims against the insurer for liability for bodily injury or for injury to or destruction of tangible property which are not under policies, and all claims of a guaranty association or foreign guaranty association. Policy Claims also include all claims under life insurance and annuity policies, whether for death proceeds, annuity proceeds, or investment values. That portion of any loss, indemnification for which is provided by other benefits or advantages recovered by the claimant, are not included in the definition of Policy Claims, other than benefits or advantages recovered or recoverable in discharge of familial obligations of support or by way of succession at death or as proceeds of life insurance, or as gratuities.

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As used herein, “Prior Claims” shall mean all other claims against the Issuer, which, in the event of a rehabilitation, liquidation, conservation, dissolution or similar proceeding relating to the Issuer, would have priority over claims with respect to this Note.

(b)	No right of set-off:

Subject to applicable law, no Noteholder may exercise or claim any right of set-off in respect of any amount owed to it by the Issuer arising under or in connection with the Notes and each Noteholder shall, by virtue of being a Noteholder, be deemed to have waived all such rights of set-off.

3.	Interest

(a)	Interest Rates and Interest Payment Dates:

Subject to Condition 1(c) (Form, Denomination, Title and Transfer - Restrictions on Payment) and this Condition 3, the Notes bear interest from and including, August 24, 2022 (the “Issue Date”) at the applicable Interest Rate (as defined in Condition 3(c)) in accordance with this Condition 3. Subject to the Payment Restrictions and this Condition 3, interest shall be payable, quarterly in arrears and calculated on the basis of a year of 360 days comprised of 12 30-day months on and February 24, May 24, August 24 and November 24 in each year commencing on November 24, 2022 (each an “Interest Payment Date”). If any Interest Payment Date would otherwise fall on a date that is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day.

(b)	Interest Period:

In these Conditions, the period beginning on, and including, the Issue Date and ending on but excluding the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is called an “Interest Period”.

(c)	Rate of Interest:

The rate of interest per annum (“Interest Rate”) applicable to the Notes shall be at a fixed rate of 6.75% per annum.

(d)	Interest Accrual:

Unless otherwise provided in these Conditions, each Note will cease to bear interest from the due date for redemption pursuant to Condition 4 (Redemption and Purchase) unless, upon due presentation, payment of principal is improperly withheld or refused. In such event it shall continue to bear interest at the then applicable Interest Rate (both before and after judgment) until whichever is the earlier of: (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Holder; or (b) seven days after the Principal Paying Agent has notified Holders of receipt of all sums due in respect of all the Notes up to that seventh day (except to the extent that there is

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failure in the subsequent payment to the relevant Holders under these Conditions). Interest for any period (whether or not an Interest Period) will be determined on the basis of a year of 360 days comprised of 12 30-day months.

(e)	Definitions:

For the purposes of these Conditions “Business Day” means a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of the Note, and in The City of New York is not a day on which banking institutions are authorized or required by law, executive order or regulation to close.

4.	Redemption and Purchase

(a)	Redemption date:

The Notes will mature on the twentieth (20th) anniversary of the Issue Date (the “Maturity Date”), unless earlier redeemed as provided for in this Condition 4.

(b)	Early redemption rights:

No sinking fund is provided for the Notes. Subject to Condition 1(c) (Form, Denomination, Title and Transfer - Restrictions on Payment), including the prior approval of the Commissioner of the Department pursuant to the Applicable Insurance Regulations, the Notes may be redeemed in full or in part by the Issuer on or following the tenth (10th) anniversary of the Issue Date at 100% of their principal amount, plus accrued but unpaid interest to the date of redemption.

The Issuer will give notice of any intended prepayment of the Notes to the Holders not less than thirty (30) days and not more than sixty (60) days before the date fixed for such prepayment specifying (i) such date, (ii) the principal amount of the Notes to be prepaid on such date, and (iii) the accrued interest applicable to the prepayment.

(c)	Redemption for withholding tax reasons:

The Issuer may redeem the Notes in whole, but not in part, on or after the first Interest Payment Date when the Issuer has or will become obliged to pay Additional Amounts as provided or referred to in Condition 6 (Taxation) as a result of a Withholding Tax Event (as defined below), with the prior written consent of the Department and on giving not less than 30 nor more than 60 days’ notice to the Holders in accordance with Condition 16 (Notices) and the Paying Agent (which notice shall be irrevocable) at the principal amount of the Note, together with any interest accrued to the date fixed for redemption, if the Issuer has or will become obliged to pay Additional Amounts as provided or referred to in Condition 6 (Taxation) as a result of any actual or proposed change in, or amendment to, the laws or regulations of the jurisdiction of the Issuer (including a decision or ruling of any court or tribunal) or any political subdivision or any authority thereof or therein having power to tax, or any actual or proposed change in the official application or official interpretation of such laws or regulations (including any interpretation or pronouncement by any relevant tax authority), which change or

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amendment becomes effective on or after the Issue Date (a “Withholding Tax Event”), provided that (i) such Withholding Tax Event cannot be avoided by the Issuer taking reasonable measures available to it and (ii) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 4(c), the Issuer shall deliver to the Noteholders a certificate signed by two authorized signatories of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion (addressed to the Noteholders) of independent legal advisers of recognized standing (which may include legal advisers of the Issuer who have advised in connection with the original issue of the Notes) to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. Such certificate and opinion shall serve as sufficient evidence of the circumstances set out in this Condition 4(c), in which event they shall be conclusive and binding on Noteholders.

(d)	Purchase:

With the prior approval of the Commissioner of the Department, the Issuer may at any time purchase the Notes in the open market or otherwise at any price, for its own account or the account of others. Any Note so purchased by the Issuer for its own account shall not thereafter be re-issued or resold.

(d)	Cancellation:

All Notes which are redeemed or purchased in accordance with this Condition 4 will be cancelled and may not be re-issued or resold. The obligations of the Issuer in respect of any such Notes shall be discharged.

5.	Payments

(a)	Method of Payment:

Payments of principal and interest will be made by transfer to the registered account of the Noteholders or by USD check drawn on a bank that processes payments in USD mailed to the registered address of the Noteholder if it does not have a registered account. Payments of principal and payments of interest due on redemption of the Notes will only be made against surrender of the relevant Certificate at the specified office of the Paying Agent. Each payment on Notes will be paid to the Noteholders shown on the Register at the close of business on the date (the “Record Date”) being the fifteenth day before the due date for such payment.

For the purposes of this Condition, a Noteholder’s registered account means the USD account maintained by or on behalf of it with a bank, details of which are provided to the Paying Agent at its specified office by the close of business on or before the relevant Record Date, and a Noteholder’s registered address means its address appearing on the Register at that time.

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(b)	Payments subject to fiscal laws:

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10 (Remedies).

No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(c)	Payments on Business Days:

Where payment is to be made by transfer to a USD account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by check, the check will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Certificate is surrendered (or, in the case of part payment only, endorsed) at the specified office of the Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Noteholder shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a check mailed in accordance with this Condition 5 arriving after the due date for payment or being lost in the mail.

In this paragraph “business day” means in the case of surrender (or, in the case of part payment only, endorsement) of a Certificate, any day on which banks are open for general business (including dealings in foreign currencies) in the place in which the Certificate is surrendered (or, as the case may be, endorsed).

(d)	Partial Payments:

If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar will annotate the Register and, in the case of presentation of the Certificate, endorse the Certificate with a record of the amount of principal or interest in fact paid and the date thereof.

(e)	Agents:

The initial Paying Agent and Fiscal Agent and their initial specified offices are listed in the Agency Agreement. The Issuer reserves the right at any time to vary or terminate the appointment of the Paying Agent or Fiscal Agent and appoint additional or other Paying Agents or a replacement Fiscal Agent, provided that it will maintain (i) a Paying Agent, (ii) a Fiscal Agent and (iii) a Registrar.

Notice of any change in the Paying Agent or Fiscal Agent or their specified offices will promptly be given to the Holders in accordance with Condition 16 (Notices) and the Noteholders.

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6.	Taxation

All payments of principal and interest by or on behalf of the Issuer in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any taxes present or future, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of or within the United States of America, the State of Kansas or any political subdivision thereof or any authority therein or thereof having power to tax (the “Relevant Taxing Jurisdiction”), unless such withholding or deduction is as a result of any actual or proposed change in, or amendment to, the laws or regulations of the jurisdiction of the Issuer (including a decision or ruling of any court or tribunal) or any political subdivision or any authority thereof or therein having power to tax, or any actual or proposed change in the official application or official interpretation of such laws or regulations (including any interpretation or pronouncement by any relevant tax authority), which change or amendment becomes effective on or after the Issue Date. In that event, the Issuer shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Noteholders after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required except that no such Additional Amounts shall be payable in respect of any Note presented for payment where any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder, if required, to comply with certification, identification or information reporting or any other requirements under United States income tax laws and regulations, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the holder or a beneficial owner of such Note, if such compliance is required by United States income tax laws and regulations, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge, including, failure of the holder or of the beneficial owner of such Note, to provide a valid U.S. IRS Form W-8 (or successor form) or other documentation as permitted by official IRS guidance.

7.	Reorganizations, Consolidations and Mergers

Prior to the payment in full of the Notes, the Issuer shall not consummate, enter into or agree to enter into, or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, combination, consolidation, conversion, restructuring, recapitalization or other reorganization without the prior written consent of the Noteholders of not less than a majority in aggregate principal amount of the Notes then Outstanding (such consent not to be unreasonably withheld, conditioned or delayed).

8.	ERISA

No employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity whose underlying assets are considered to include “plan assets” of such employee benefit plans or arrangements (each, a “Plan”), or governmental, church or foreign plan subject to any federal, state, local or non U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), and no

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Person acting on behalf of or investing “plan assets” of a Plan or a plan subject to a Similar Law, may acquire the Notes, unless the acquisition and holding of the Notes is exempt under one or more of Prohibited Transaction Class Exemptions 96 23, 95 60, 91 38, 90 1 or 84 14 (or any amendment thereof) or Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or another applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code or, in the case of a governmental, church or foreign plan subject to Similar Law, such acquisition and holding do not violate any Similar Law. The acquisition by any Person of the Notes shall constitute a representation by such Person to the Issuer that either (i) such Person is not a Plan or a plan subject to Similar Law and is not acquiring the Notes on behalf of or with “plan assets” of any Plan or any plan subject to Similar Law or (ii) its acquisition and holding of the Notes or any interest therein are covered under an applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code or, in the case of a plan subject to Similar Law, do not violate such Similar Law.

9.	Additional Covenants

(a)	Investment Company

The Issuer will not be or become an open end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), if such action would cause the Issuer to be in violation of the Investment Company Act at any time prior to payment in full of the Notes.

(b)	Corporate Existence

The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Issuer’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the Issuer has used its reasonable best efforts to not disadvantage in any material respect the Holders of the Notes, or that not preserving such right or franchise is in the best interest of the policy owners of the Issuer having considered the interests of the Holders of the Notes.

(c)	Department Approval

The Issuer shall use its reasonable best efforts (provided that such reasonable best efforts do not require the Issuer to raise additional capital or indebtedness) to obtain the approval of the Commissioner of the Department in accordance with the Applicable Insurance Regulations for the payment by the Issuer of interest on and principal of the Notes (and any payment of the Redemption Price upon any redemption in accordance with the Conditions on the Interest Payment Dates or Maturity Date thereof and, in the event any such approval has not been obtained for any such payment at or prior to the Interest Payment Date or Maturity Date thereof, to continue to use its reasonable best efforts

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(provided that such reasonable best efforts do not require the Issuer to raise additional capital or indebtedness) to obtain such approval promptly thereafter. For the avoidance of doubt, nothing in the Notes shall restrict the Issuer, to the extent authorized by its Board of Directors, from declaring policy owner dividends and making dividend payments on its participating policies (and to make other adjustments that affect the cost of insurance to policy owners), even though payment on this Note may not have been approved by the Commissioner of the Department, regardless of the effect any such declaration or payment may have on the Commissioner of the Department’s decision regarding the payment of interest on, principal of, and any redemption payment with respect to, this Note. Not less than thirty (30) days prior to the Interest Payment Date or Maturity Date thereof (excluding any such Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer), the Issuer will seek the approval of the Commissioner of the Department to make each payment of interest on and principal of this Note. In addition, the Issuer shall notify in writing or cause to be notified in writing the Holder of this Note on or before the Interest Payment Date for interest on or the Maturity Date for principal of this Note (excluding any such Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer) in the event that the Commissioner of the Department has not then approved the making of any such payment on such Interest Payment Date or such Maturity Date, and thereafter, if such payment has been approved by the Commissioner of the Department, shall promptly notify in or cause to be notified in writing the Holder of this Note of such approval and the fact that, notwithstanding such approval, the Issuer shall have failed to make any such payment on any such Interest Payment Date or such Maturity Date.

(d)	Rule 144A Information

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Noteholder, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder, or to a prospective purchaser of such Note or interest designated by such Holder, in order to permit compliance by such Holder with Rule 144A under the Securities Act in connection with the transfer or resale of such Note by such Holder. “Rule 144A Information” shall be such information as is specified pursuant to paragraph (d)(4) of Rule 144A (or any successor provision thereto), as such provisions (or successor provision) may be amended from time to time.

(e)	Indebtedness for Tax Purposes

The Issuer and the Noteholders, by accepting an interest in the Notes, will agree to treat the Notes as indebtedness of the Issuer for U.S. federal, state and local income and franchise tax purposes.

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(f)	Limitation on Indebtedness

The Issuer shall, at no time, permit the ratio of its consolidated Indebtedness (as defined in Condition 2(a) (Status) and including all outstanding surplus notes) to the Issuer’s total surplus (as set out in its then most recent statutory financial statements, which, for the avoidance of doubt, will include any surplus notes which may have been issued subsequent to the date of such financial statements, including the Notes) to exceed 35%.

(g)	Restrictions on dividends

If (x) the ratio of the Issuer’s consolidated Indebtedness (including all outstanding surplus notes) to the Issuer’s total surplus (as set out in its then most recent statutory financial statements, which, for the avoidance of doubt, will include any surplus notes which may have been issued subsequent to the date of such financial statements, including the Notes) (the “Indebtedness Ratio”) exceeds 35% or (y) the taking of any of the actions described in (i), (ii) or (iii) below (other than actions expressly permitted in (A), (B), (C) or (D) below) would cause the Indebtedness Ratio to exceed 35% or (z) the Issuer is unable to make a payment which would otherwise be due under the Notes as a result of the application of Condition 1(c), the Issuer shall not, and shall not permit any Subsidiary of the Issuer to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment on any of the Issuer’s capital stock or the capital stock of any of its Subsidiaries or (ii) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any other surplus notes of the Issuer or other debt securities of the Issuer that rank pari passu with or junior in interest to the Notes or (iii) make any guarantee payments on any guarantee by the Issuer of the debt securities of any of its Subsidiaries if such guarantee ranks pari passu with or junior in interest to the Notes, other than, in the case of each of clauses (i), (ii) and (iii), (A) dividends or distributions in capital stock of the Issuer, (B) any declaration or payment of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant thereto, (C) repurchases, redemptions or other acquisitions of shares of capital stock of the Issuer in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants and (D) solely in the case of a Subsidiary of the Issuer, any declaration of dividends or distributions on the capital stock of such Subsidiary to the Issuer.

10.	Remedies

The Noteholder may enforce this Note only in the manner set forth below.

(a)	Acceleration of Maturity

In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer, (including, without limitation, under the Insurers Insolvency Act), this Note will upon the obtaining of such an order or the granting of such approval immediately mature in full without any action on the part of the Issuer or the Noteholders, with payment thereon being subject to Condition 1(c) (Form, Denomination, Title and Transfer - Restrictions on Payment), and any restrictions imposed as a consequence of, or pursuant to, such proceedings.

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Notwithstanding any other provision of this Note, in no event shall the Noteholders be entitled to declare this Note to immediately mature or otherwise be immediately payable, except that payments approved by the Department but unpaid may become immediately payable in accordance with clause (b) of this Condition 10.

(b)	Failure to Pay or Perform Other Obligations

In the event that the Department approves in whole or in part a payment of any interest on or principal of, or any redemption payment with respect to, this Note and the Issuer fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Noteholders. In the event that the Issuer fails to perform any of its other obligations hereunder, the Noteholders may pursue any available remedy to enforce the performance of any provision of this Note; provided, however, that such remedy shall in no event include the right to declare this Note immediately payable, and shall in no circumstances be inconsistent with the provisions of the Applicable Insurance Regulations. A delay or omission by the Noteholders in exercising any right or remedy accruing as a result of the Issuer’s failure to perform its obligations hereunder and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by the Issuer. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

(c)	Rights of the Noteholders

Notwithstanding any other provision of this Note, the right of the Noteholders to receive payment of the principal of and interest on this Note on or after the respective scheduled Interest Payment Dates or scheduled Maturity Date expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective scheduled Interest Payment Dates or scheduled Maturity Date, in each case subject to such payment on such dates having received the approval of the Department pursuant to Condition 1(c) (Form, Denomination, Title and Transfer - Restrictions on Payment), including the approval of the Commissioner of the Department pursuant to the Applicable Insurance Regulations, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholders.

11.	Prescription

Claims in respect of principal and interest on redemption will become void unless the relevant Certificate is surrendered for payment within a period of 10 years of the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Issuer on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders.

12.	Replacement of Notes

If any Certificate is lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Registrar upon payment by the claimant of the expenses incurred

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in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

13.	Amendments

With the consent of the Noteholders of not less than a majority in aggregate principal amount of the Notes then Outstanding, the Issuer may, with the prior approval of the Commissioner of the Department (if required by law) modify, amend or supplement the terms of the Notes or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the Noteholders and on all future Noteholders of the Notes and of any Note issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation thereof is made upon the Notes.

The terms of the Notes may, with the prior approval of the Commissioner of the Department (if required by law) be modified or amended by the Issuer, without the consent of any Noteholders, for the purpose of (a) adding to the covenants of the Issuer for the benefit of the Noteholders, (b) surrendering any right or power conferred upon the Issuer; (c) evidencing the succession of another corporation to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer herein as permitted by the Notes; (d) modifying the restrictions on, and procedures for, resale and other transfers of all or any part of the Notes to the extent required by any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally; (e) curing any ambiguity or correcting or supplementing any defective provision contained herein in a manner which does not adversely affect the interest of any Noteholder in any material respect; or (f) effecting any amendment which the Issuer may determine is necessary or desirable and which shall not adversely affect the interest of any Noteholder, to all of which each Noteholder, by acceptance thereof, consents.

For purposes of the provisions of this Note, this Note, as of any date of determination, shall be deemed to be “Outstanding,” except:

(i)    A Note theretofore cancelled by the Issuer;

(ii)    A Note which has been called for redemption in accordance with its terms or which have become payable, to the extent permitted under Condition 1(c) (Form, Denomination, Title and Transfer - Restrictions on Payment), at the scheduled Maturity Date or otherwise, and with respect to which, in each case, monies sufficient to pay the principal thereof and any interest thereon shall have been paid; and

(iii)    A Note paid pursuant to Condition 10 (Remedies) hereof or in lieu of or in substitution for which another Note shall have been delivered pursuant to the terms of this Note.

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14.	Reserved

15.	Provision of Financial Information

For so long as any Note is Outstanding, at the request of a Noteholder (or any successor in interest thereto), the Issuer will furnish to the Holder of this Note the most recent financial reports filed with the Issuer’s domiciliary regulator.

16.	Notices

All notices to the Noteholders will be mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar. Any such notice shall be deemed to have been given on the fourth day after the date of mailing.

17.	Governing Law

(a)	Governing Law:

The Notes and any dispute arising hereunder, including with respect to the formation or validity hereof, shall be governed by, and construed in accordance with, the laws of the State of New York, except that Conditions 1(c), 2 and 9(c) are governed by, and shall be construed in accordance with, the laws of the State of Kansas. The Department’s exercise of regulatory authority, including approval of the issuance of the Notes, shall be governed by and construed in accordance with the Laws of the State of Kansas (or, if the Department is no longer the primary regulator of the financial condition of the Issuer, the Law of such jurisdiction of the primary regulator of the financial condition of the Issuer).

(b)	Submission to Jurisdiction:

Any legal action or proceeding with respect to the Notes shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of the Notes, each of the parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Note shall, if delivered or sent in accordance with Clause 13 of this Note constitute good, proper and sufficient service thereof.

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SCHEDULE 2

FORM OF DEFINITIVE REGISTERED NOTE

[On the face of the Note:]

USD 50,000,000 6.75% Surplus Notes

BENCHMARK INSURANCE COMPANY

DEFINITIVE REGISTERED NOTE

This Note is issued in respect of the USD 50,000,000 6.75% surplus notes (the “Notes”) in the denomination of USD 100,000 and integral multiples of USD 1,000 in excess thereof and in the aggregate principal amount of USD 50,000,000 issued by Benchmark Insurance Company (the “Issuer”). The Notes are the subject of a fiscal and paying agency agreement dated August 24, 2022 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York Mellon, as paying agent (the “Paying Agent”), as fiscal agent (the “Fiscal Agent”), as registrar (the “Registrar”) and as transfer agent (the “Transfer Agent”).

The Issuer, for value received, promises to pay to [●], the registered holder, the principal sum of

USD[●]

([●] United States Dollars)

On such date or dates as the same may become payable in accordance with the conditions endorsed hereon (the “Conditions”), and to pay interest on such principal sum in arrears on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the above principal sum at a fixed rate of 6.75 per cent. per annum, payable quarterly in arrears on February 24, May 24, August 24 and November 24 in each year, all subject to and in accordance with the Conditions.

This Note shall not be valid for any purpose until this Note has been authenticated for and on behalf of The Bank of New York Mellon as Paying Agent.

AS WITNESS the facsimile signature of a duly authorized person on behalf of the Issuer.

BENCHMARK INSURANCE COMPANY

By
[facsimile signature]

(duly authorized)

ISSUED as of 2022

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK MELLON

as paying agent

without recourse, warranty or liability

By

[manual or electronic signature] (duly authorized)

SCHEDULE 3

PROVISIONS FOR MEETINGS OF HOLDERS OF THE NOTES

DEFINITIONS

1.	As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:

2.

voting certificate means an English language certificate issued by an Agent (as defined in the Fiscal Agency Agreement) and dated in which it is stated that the bearer of the voting certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Notes represented by the certificate;

block voting instruction means an English language document issued by an Agent and dated which:

(a)	relates to a specified principal amount of Notes and a meeting (or adjourned meeting) of the holders of the Notes;

(b)

states that an Agent has been instructed (either by the holders of the Notes or by DTC) to attend the meeting and procure that the votes attributable to the Notes are cast at the meeting in accordance with the instructions given;

(c)

identifies with regard to each resolution to be proposed at the meeting the principal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast in favor of the resolution and the principal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast against the resolution; and

(d)

states that one or more named persons (each a proxy) is or are authorized and instructed by an Agent to cast the votes attributable to the Notes identified in accordance with the instructions referred to in subparagraph (c) above as set out in the block voting instruction;

24 hours means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the meeting is to be held and in each of the places where an Agent has its specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the places where an Agent has its specified offices; and

48 hours means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the meeting is to be held and in each of the places where an Agent has its specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where an Agent has its specified offices.

For the purposes of calculating a period of clear days, no account shall be taken of the day on which a period commences or the day on which a period ends.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.	The following persons (each an Eligible Person) are entitled to attend and vote at a meeting of the holders of the Notes:

(a)	the registered holder of any Notes;

(b)	a bearer of any voting certificate in respect of the Notes; and

(c)	a proxy specified in any block voting instruction.

A Noteholder may require the issue by an Agent of voting certificates and block voting instructions in accordance with the terms of paragraph 3 below.

For the purposes of subparagraphs 3(a) and 3(d) below, an Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a relevant clearing system and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability caused by its reliance on those instructions, nor for any failure by DTC to deliver information or instructions to an Agent.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Notes to which the voting certificate or block voting instruction relates and an Agent with which the Notes have been deposited or the person holding the Notes to the order or under the control of an Agent shall be deemed for those purposes not to be the Holder of those Notes.

3.	(a) Definitive Registered Notes - voting certificate

A Holder of a Note in definitive form may obtain a voting certificate in respect of that Note from an Agent (unless the Note is the subject of a block voting instruction which has been issued and is outstanding in respect of the meeting specified in the voting certificate or any adjourned meeting) subject to the Holder procuring that the Note is deposited with an Agent or (to the satisfaction of an Agent) is held to its order or under its control or blocked in an account with a relevant clearing system upon terms that the Note will not cease to be deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in the voting certificate or, if later, of any adjourned meeting; and

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(ii)	the surrender of the voting certificate to an Agent who issued it.

(b)	Global Notes - voting certificate

A Holder of a Note (not being a Note in respect of which instructions have been given to an Agent in accordance with subparagraph 3(d)) represented by a Global Note may procure the delivery of a voting certificate in respect of that Note by giving notice to the relevant clearing system specifying by name a person (an Identified Person) (which need not be the Holder himself) to collect the voting certificate and attend and vote at the meeting. The voting certificate will be made available at or shortly before the start of the meeting by an Agent against presentation by the Identified Person of the form of identification previously notified by the Holder to DTC. DTC may prescribe forms of identification (including, without limitation, passports) which it considers appropriate for these purposes. Subject to receipt by an Agent from DTC no later than 24 hours before the time for which the meeting is convened, of notification of the principal amount of the Notes to be represented by any voting certificate and the form of identification against presentation of which the voting certificate should be released, the Agent shall, without any obligation to make further enquiry, make available voting certificates against presentation of forms of identification corresponding to those notified.

(c)	Definitive Registered Notes - block voting instruction

A Holder of a Note in definitive form may require an Agent to issue a block voting instruction in respect of that Note (unless the Note is the subject of a voting certificate which has been issued and is outstanding in respect of the meeting specified in the block voting instruction or any adjourned meeting) by depositing the Note with an Agent or (to the satisfaction of an Agent) by:

(i)

procuring that, not less than 48 hours before the time fixed for the meeting, the Note is held to an Agent’s order or under its control or is blocked in an account with DTC, in each case on terms that the Note will not cease to be so deposited or held or blocked until the first to occur of:

(A)	the conclusion of the meeting specified in the block voting instruction or, if later, of any adjourned meeting; and

(B)

the surrender to an Agent, not less than 48 hours before the time for which the meeting or any adjourned meeting is convened, of the receipt issued by an Agent in respect of each deposited Note which is to be released or (as the case may require) the Note ceasing with the agreement of an Agent to be held to its order or under its control or to be blocked and the giving of notice by an Agent to the Issuer in accordance with paragraph 3(d)(ii) of the necessary amendment to the block voting instruction; and

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(ii)

instructing an Agent that the vote(s) attributable to each Note so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting or any adjourned meeting and that the instruction is, during the period commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment of the meeting, neither revocable nor capable of amendment.

(d)	Global Notes - block voting instruction

A Holder of a Note (not being a Note in respect of which a voting certificate has been issued) represented by a Global Note may require an Agent to issue a block voting instruction in respect of the Note by first instructing the relevant clearing system to procure that the votes attributable to the Holder’s Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the relevant clearing system then in effect. Subject to receipt by an Agent, no later than 24 hours before the time for which the meeting is convened, of (a) instructions from the relevant clearing system, (b) notification of the principal amount of the Notes in respect of which instructions have been given and (c) the manner in which the votes attributable to the Notes should be cast, an Agent shall, without any obligation to make further enquiry, attend the meeting and cast votes in accordance with those instructions.

(i)

Each block voting instruction shall be deposited by the relevant Agent at the place specified by such Agent for the purpose not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote, and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if so requested by the Issuer) be deposited with the Issuer before the start of the meeting or adjourned meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the block voting instruction.

(ii)

Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the instructions of the relevant Noteholder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no indication in writing of any revocation or amendment has been received from the relevant Agent by the Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

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CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS

4.

The Issuer may at any time and, if required in writing by Noteholders holding not less than 10% in principal amount of the Notes for the time being outstanding, shall request the Fiscal Agent to call a meeting, and if the Fiscal Agent shall not have mailed the notice of such meeting within 21 days after receipt of such request, the meeting may be convened by the relevant Noteholders. Whenever the Issuer is about to convene any meeting it shall immediately give written notice to the Fiscal Agent of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place approved by the Issuer.

5.

At least 21 clear days’ notice specifying the place, day and hour of the meeting shall be given to the Noteholders in the manner provided in the terms of the Notes. The notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting and, in the case of matters requiring the consent of the Holder of each outstanding Note, shall specify the terms of such action to be proposed. The notice shall include statements as to the manner in which Noteholders may arrange for voting certificates or block voting instructions to be issued. A copy of the notice shall be sent by mail to the Issuer (unless the meeting is convened by the Issuer).

6.

The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be chairman failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the meeting from which the adjournment took place.

7.

If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for any meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened by Noteholders be dissolved. In any other case it shall be adjourned to the same day in the next week (or if that day is a public holiday the next following business day) at the same time and place (except in the case of a meeting at which a resolution is to be proposed in which case it shall be adjourned for a period being not less than 10 days and at a place appointed by the chairman). If within 15 minutes (or a longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the chairman may either dissolve the meeting or adjourn it for a period, being not less than 10 days (but without any maximum number of clear days) and to a place as may be appointed by the chairman (either at or after the adjourned meeting) and the provisions of this sentence shall apply to all further adjourned meetings.

8.	At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below)

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form a quorum and shall (subject as provided below) have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the required quorum been present.

9.

Notice of any adjourned meeting at which a resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and the notice shall state the relevant quorum. Subject to this it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

10.

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as an Eligible Person.

11.

At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or the Issuer or by any Eligible Person present (whatever the principal amount of the Notes held by him), a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against the resolution.

12.

Subject to paragraph 14, if at any meeting a poll is demanded it shall be taken in the manner and, subject as provided below, either at once or after an adjournment as the chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

13.

The chairman may, with the consent of (and shall if directed by) any meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

14.	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

15.

Any director or officer of the Issuer and its lawyers and financial advisers may attend and speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of outstanding in clause 2 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requiring the convening of a meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of the Issuer or any subsidiary of the Issuer. Nothing contained in this paragraph shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

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16.	Subject as provided in paragraph 15, at any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

(b)	on a poll every Eligible Person present shall have one vote in respect of each $1,000 in principal amount of Notes in respect of which he is an Eligible Person.

Without prejudice to the obligations of the proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

17.	The proxies named in any block voting instruction need not be Noteholders.

18.

Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Schedule shall be binding upon all the Noteholders whether present or not present at the meeting and whether or not voting and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Noteholders shall be published in accordance with the terms of the Notes by the Issuer within 14 days of the result being known provided that non-publication shall not invalidate the resolution.

19.

Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the chairman of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.

20.

Subject to all other provisions contained in this Schedule, the Issuer may without the consent of the Noteholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Issuer may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). Any regulations prescribed by the Issuer may but need not reflect the practices and facilities of any relevant clearing system. Notice of any other regulations may be given to Noteholders in accordance with the terms of the Notes and/or at the time of service of any notice convening a meeting.

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SCHEDULE 4

REGISTRATION AND TRANSFER OF NOTES

1.	Each Note shall have an identifying serial number which shall be entered on the Register.

2.

The Notes are transferable in multiples of $100,000 and integral multiples of $1,000 in excess thereof each by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorized in writing, provided that no transfer of part of a transferor’s holding of Notes shall be registered where the balance of Notes retained by the transferor is less than $100,000.

3.

The Notes to be transferred must be delivered for registration to the specified office of any Transfer Agent with the form of transfer endorsed on the Notes duly completed and executed and must be accompanied by the documents, evidence and information required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

4.

The executors or administrators of a deceased Holder of Notes (not being one of several joint Holders) and in the case of the death of one or more of several joint Holders the survivor of the joint Holders shall be the only person or persons recognized by the Issuer as having any title to the Notes.

5.

Any person becoming entitled to Notes in consequence of the death or bankruptcy of the Holder of such Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer shall reasonably require be registered himself as the Holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until the person shall be registered as provided above or shall duly transfer the Notes.

6.	Unless otherwise requested by him and agreed by the Issuer, the Holder of Notes shall be entitled to receive only one Note in respect of his entire holding

7.

The joint Holders of Notes shall be entitled to one Note only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the register of the Holders of Notes in respect of the joint holding.

8.

Subject to the proviso in paragraph 2 above, where a Holder of Notes has transferred part only of his holding there shall be delivered to him without charge a Note in respect of the balance of the holding.

9.

The Issuer shall make no charge to the Holders for the registration of any holding of Notes or any transfer thereof or for the issue thereof or for the delivery of Notes at the specified office of any Transfer Agent or by mail to the address specified by the Noteholder; provided that the Issuer may charge the Holders (i) the costs or expenses (if any) in delivering Notes issued on such transfer other than by regular mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the transfer. If any Noteholder entitled to receive a Note wishes to have the same delivered to him otherwise than at the specified office of any Transfer Agent, the delivery shall be made, upon his written request to the Transfer Agent, at his risk and (except where sent by mail to the address specified by the Noteholder) at his expense.

10.

The Holder of a Note may (to the fullest extent permitted by all applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person. The Issuer shall not be bound to see to the execution of any trust to which any Note may be subject and no notice of any trust shall be entered on the register. The Holder of a Note will be recognized by the Issuer as entitled to his Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of the Note.

11.

The Registrar shall ensure that any Note issued as a result of the transfer of, or in substitution for, a Note bearing a legend of the type set forth at the top of the form of Definitive Registered Note set out in Schedule 2 and shall bear the same legend unless the Registrar shall have been otherwise advised by the Issuer on the basis of an opinion of counsel experienced in giving opinions with respect to questions relating to the securities laws of the United States to the effect that the legend is no longer required in order to maintain compliance with the securities laws.

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SIGNATORIES

Issuer

Benchmark Insurance Company

By:	/s/ Julie Baron
	Name:	Julie Baron
	Title:	Chief Executive Officer and President

[Fiscal Agency Agreement]

Fiscal Agent, Paying Agent, Registrar and Transfer Agent

The Bank of New York Mellon

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Fiscal Agency Agreement]